Exhibit 4.1

                                    [FORM OF]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. NEITHER SUCH WARRANTS NOR SUCH SECURITIES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                          DISCOVERY LABORATORIES, INC.

                    Class A Investor Warrant for the Purchase
                            of Shares of Common Stock

            FOR VALUE RECEIVED, DISCOVERY LABORATORIES, INC., a Delaware corporation (the "Company"), hereby certifies that <<Fund>> (the "Holder"), its designee or its permitted assigns is entitled to purchase from the Company, at any time or from time to time commencing on September 20, 2003 and prior to 5:00 P.M., New York City time, on September 19, 2010 up to <<WarrantsAmt>> (<<WarrantsWording>>) fully paid and non-assessable shares of Common Stock (subject to adjustment), $.001 par value per share, of the Company for $6.875 per share (subject to adjustment as provided herein) and an aggregate purchase price of <<AggregatePrice>>. (Hereinafter, (i) said common stock, $.001 par value per share, of the Company, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares," (iii) the aggregate purchase price payable for the Warrant Shares purchasable hereunder is referred to as the "Aggregate Warrant Price," (iv) the price payable for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (v) this detachable Warrant, all similar Warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants," and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants and Warrant Shares are referred to as the "Holders" and Holders of more than 50% of the outstanding Warrants and Warrant Shares are referred to as the "Majority of the Holders"). The Aggregate Warrant Price is not subject to adjustment.

            By acceptance of this Warrant, the Holder agrees to comply with all applicable provisions of this Warrant and the Stock and Warrant Purchase Agreement entered into between Holder and the Company (the "Purchase Agreement") to the same extent as if it were a party thereto.

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            1. Exercise of Warrant. (a) This Warrant may be exercised in whole at any time, or in part from time to time, commencing on September 20, 2003 and prior to 5:00 P.M., New York City time, on September 19, 2010, by the Holder by:

                  (i) the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of the Company; or

                  (ii) the surrender of this Warrant (with the cashless exercise form at the end hereof duly executed) (a "Cashless Exercise") at the address set forth in Section 10(a) hereof; provided, that a Cashless Exercise may only be effected (i) during such time after June 19, 2004, that the prospectus used in connection with the disposition of the Warrant Shares pursuant to the Registration Statement (as defined in the Purchase Agreement) may not be used by the Holder for the resale of the Warrant Shares either (A) because of the exercise by the Company of its rights under Section 5.1(f) of the Purchase Agreement or (B) because the Registration Statement is not effective, or (ii) if
(X) on or prior to the date of such Cashless Exercise, the trading of the Company's Common Stock shall have met a Trading Threshold (as defined below), and (Y) the Current Market Price (as defined below) exceeds by at least 300% the Share Price (as such term is defined in the Purchase Agreement and subject to appropriate adjustments in the event of any stock splits, combinations, recapitalizations or similar events). A "Trading Threshold" shall be deemed to occur on any date that the reported average Closing Sales Price (as defined below) for any 20 out of 30 consecutive trading days immediately prior to such date, including each of the final 10 consecutive trading days of such 30 day period, exceeds by at least 300% the Share Price (as such term is defined in the Purchase Agreement and subject to appropriate adjustment in the event of any stock splits, combinations, recapitalizations or similar events), with a minimum average daily trading volume for such 30 day period of at least $50,000 based upon the closing sales price, regular way, as reported by Nasdaq for such period. Such surrender shall be deemed a waiver of Holder's obligation to pay the Aggregate Exercise Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, Holder shall exchange this Warrant for that number of Warrant Shares subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between
(A) the "Current Market Price," which is defined as the closing sale price of the Common Stock on the trading day prior to the date of such surrender or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing sale price of the Common Stock as reported by Nasdaq, or other similar organization if Nasdaq is no longer reporting such information, or, if the Common Stock is not reported on Nasdaq, the high per share sale price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company (the "Board") and (B) the Per Share Exercise Price, and the denominator of which shall be the Current Market Price. For purposes of any computation under this Section 1(a), the Current Market Price shall be based on the trading

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day immediately prior to the Cashless Exercise. The "Closing Sales Price" shall be the reported per share closing sales price, regular way, of the Common Stock on the Nasdaq SmallCap Market (or on the Nasdaq National Market or a national securities exchange, as the case may be) at 4:00 PM New York Time on the applicable trading day.

            (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares.

            (c) Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder, or its nominee, for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

            2. Reservation of Warrant Shares; Listing. The Company agrees and covenants that, prior to the expiration of this Warrant, the Company shall at all times (i) have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties receivable upon the exercise of this Warrant and shall be validly issued and non-assessable, free and clear of all restrictions on sale or transfer, other than under Federal or state securities or blue sky laws, and free and clear of all preemptive rights and rights of first refusal and (ii) use its best efforts to keep the Warrant Shares authorized for listing on the Nasdaq National Market, the SmallCap Market or any national securities exchange on which the Company's Common Stock is traded.

            3. Protection Against Dilution. (a) In the case the Company shall at any time after the date of this Warrant (i) declare a dividend, or make a distribution, on the outstanding Common Stock in shares of its Common Stock (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Per Share Warrant Price, and the number and kind of shares of Common Stock receivable upon exercise of this Warrant, in effect as the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which if such Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification.

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            (b) In case of any capital reorganization (including, but not limited to, any spinoff,) or reclassification, or any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of all or substantially all of the property and assets of the Company, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), or in case of any other transaction pursuant to which holders of Common Stock of the Company are entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets with respect to or in exchange for such shares of Common Stock (other than regular cash distributions out of earned surplus), the Holder of this Warrant shall have the right thereafter to receive upon the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale, conveyance or other transaction had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale, conveyance or other transaction and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this
Section 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales, conveyances or other transactions. Prior to the consummation of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale, conveyance or other transaction, the Company shall make appropriate provisions (in form and substance reasonably satisfactory to the Holders) to require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than ten (10) days prior to such event. A sale of all or substantially all of the assets of the Company for consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

            (c) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 per share of Common Stock; provided, however, that any adjustments which by reason of this Section 3(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Section 3(c)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon the exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this
Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend,

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                                                                               5


subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

            (d) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall as promptly as practicable prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants. The Company may, but shall not be obligated to unless requested by a Majority of the Holders, obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares in effect after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of record of the Warrants.

            (e) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than an ordinary cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than ten (10) days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

            (f) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall, in good faith, determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

            (g) Upon the expiration of any rights, options, warrants or conversion privileges with respect to the issuance of which an adjustment to the Per Share Warrant Price had been made, if such shall not have been exercised, the number of Warrant Shares purchasable upon exercise of this Warrant, to the extent this Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares purchasable upon exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

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            (h) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Board shall in good faith determine the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon such determination, the Company will as promptly as practicable mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein.

            (i) Except as may be set forth in this Section 3, no adjustment in the Per Share Warrant Price or the number and kind of shares of Common Stock receivable upon exercise of this Warrant shall be required in the case of the issuance by the Company of any shares of Common Stock, including, without limitation, pursuant to the exercise of any stock options or warrants.

            4. Fully Paid Stock; Taxes. The Warrant Shares delivered upon the exercise of this Warrant shall at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value, if any, per Warrant Shares is at all times equal to or less than the then Per Share Warrant Price. The Company shall pay all documentary, stamp or similar taxes and other similar governmental charges that may be imposed with respect to the issuance or delivery of any Warrant Shares (other than income taxes); provided, however, that if the Warrant Shares are to be delivered in a name other than the name of the Holder, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

            5. Registration Under Securities Act of 1933. (a) The Holder shall have the right to participate in the registration rights granted to Holders of Registrable Securities (as defined in the Purchase Agreement) with respect to the Warrant Shares.

            (b) Until all of the Warrant Shares have been sold under a registration statement declared effective by the Securities and Exchange Commission or pursuant to Rule 144, the Company shall use its best efforts to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of its shares in reliance upon Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

            6. Investment Intent; Limited Transferability. (a) The Holder represents, by accepting this Warrant, that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities or blue sky laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon

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exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities or blue sky laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

            (b) The Holder agrees and acknowledges that this Warrant, or any portion thereof, and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities or blue sky laws or
(ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

            (c) The Holder agrees and acknowledges that in addition to the limitations set forth in the Purchase Agreement with respect to Registrable Securities, this Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities or blue sky laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

            (d) The Holder represents that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Warrants or the exercise of the Warrants and the finance operations and business of the Company; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense. Nothing contained in this Section 6(d) shall alter, amend or change Holder's reliance on the representations, covenants or warranties contained herein.

            (e) The Holder represents that it did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar, meeting or investor or other conference whose attendees were, to such Holder's knowledge, invited by any general solicitation or general advertising.

            (f) The Holder represents that it is an "accredited investor" within the meaning of Regulation D promulgated under the Act. Such Holder is acquiring the Warrants for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Act, without prejudice, however, to such Holder's right, subject to the provisions of the Purchase Agreement and this Warrant, at all times to sell or otherwise dispose of all or any part of the Warrants and Warrant Shares.

            (g) The Holder represents that it, either by reason of such Holder's business or financial experience or the business or financial experience of its professional advisors (who are

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unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), has such sophistication, knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company and the capacity to protect such Holder's interests in connection with the transactions contemplated by this Warrant and the Purchase Agreement.

            (h) The Holder represents that it has the ability to bear the economic risks of its investment for an indefinite period of time and could afford a complete loss of its investment.

            (i) The Holder agrees and acknowledges that the representations made by the Holder in this Section 6 are conditions to the exercise of the Warrant.

            7. Optional Redemption. From and at any time after the occurrence of a Trading Threshold, the Company shall be entitled to redeem the Warrants, or any of them, at a per Warrant Share redemption price of $0.001 (the "Redemption Price"), upon 60 days' written notice to the Holder. Hereinafter such 60-day period, as it may be extended pursuant to this Section 7, is referred to as the "Redemption Period". Upon the expiration of the Redemption Period (the "Redemption Date"), all Warrants noticed for redemption that have not theretofore been exercised by the Holder shall, upon payment of the aggregate Redemption Price therefore, cease to represent the right to purchase any shares of Common Stock and shall be deemed cancelled and void and of no further force or effect without any further act or deed on the part of the Company. Notwithstanding the preceding, in the event that the Redemption Date is less than 30 days later than the date that a registration statement filed in accordance with the Holder's registration rights as set forth in Section 5 first becomes effective (the "Trading Date"), the Company may not redeem the Holder's Warrants until no less than 30 days have passed after the Trading Date. The Holder undertakes to return the certificate representing any redeemed Warrants to the Company upon their redemption and to indemnify the Company with respect to any losses, claims, damages or liabilities arising from the Holder's failure to return such certificate. In the event the certificate so returned represents a number of Warrants in excess of the number being redeemed, the Company shall as promptly as practicable issue to the Holder a new certificate for the number of unredeemed Warrants. If at any time during the Redemption Period, the prospectus used in connection with the disposition of the Warrant Shares pursuant to the Registration Statement (as defined in the Purchase Agreement) may not be used by the Holder for the resale of the Warrant Shares either (i) because of the exercise by the Company of its rights under Section 5.1(f) of the Purchase Agreement or (ii) because the Registration Statement is not effective, then the Redemption Period shall be extended by the period of time that the Holder may not so use the prospectus.

            8. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

            9. Warrant Holder Not Stockholder. This Warrant does not confer upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company,

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as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to Holders as set forth herein.

            10. Notices of Record Date, Etc. In addition to the notice requirements set forth in Section 3 hereof, the event that the Company shall propose at any time to effect or to establish (i) a record date for the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or to receive any other right; or (ii) any voluntary or involuntary dissolution, liquidation or dissolution of the Company, then notice of any such proposed action shall be mailed to the Holders of the Warrants not less than ten (10) days prior to such event.

            11. Communication. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

            (a) the Company at Discovery Laboratories, Inc., 350 South Main Street, Suite 307, Doylestown, Pennsylvania 18901, Attn: David L. Lopez, C.P.A., Esq., Vice President and General Counsel or such other address as the Company has designated in writing to the Holder, or

            (b) the Holder at <<Fund>>, <<Address1>>, <<Address2>>, <<City>>,
      <<State>> <<PostalCode>> Attn: <<FirstName>> <<LastName>> or other such address as the Holder has designated in writing to the Company.

            12. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

            13. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

            14. Amendment, Waiver, etc. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

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      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed this 20th day of June, 2003.

                                  DISCOVERY LABORATORIES, INC.


                                  By:
                                     ---------------------------------
                                  Name:  Robert J. Capetola, Ph.D.
                                  Title: President and Chief Executive Officer

                                  SUBSCRIPTION

            The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise such Warrant by agreeing to subscribe for and purchase ____________________ shares (the "Warrant Shares") of Common Stock, par value $.001 per share, of Discovery Laboratories, Inc. (the "Company"), and hereby makes payment of $___________ by certified or official bank check in payment of the exercise price therefor.

            As a condition to this subscription, the undersigned hereby represents and warrants to the Company that the representations and warranties of Section 6 of the Warrant are true and correct as of the date hereof as if they had been made on such date with respect to the Warrant Shares. The undersigned further acknowledges that the sale, transfer, assignment or hypothecation of the Warrant Shares to be issued upon exercise of this Warrant is subject to the terms and conditions contained in Sections 1 and 6 of this Warrant.

Dated:_______________                       Signature:____________________

                                            Address:______________________

                                                    ______________________

                                CASHLESS EXERCISE

            The undersigned, ___________________, pursuant to the provisions of] the foregoing Warrant, hereby elects to exercise such Warrant by agreeing to subscribe for and purchase ____________________ shares (the "Warrant Shares") of Common Stock, par value $.001 per share, of Discovery Laboratories, Inc. (the "Company"), pursuant to the Cashless Exercise provisions of the Warrant.

            As a condition to this subscription, the undersigned hereby represents and warrants to the Company that the representations and warranties of Section 6 of the Warrant are true and correct as of the date hereof as if they had been made on such date with respect to the Warrant Shares. The undersigned further acknowledges that the sale, transfer, assignment or hypothecation of the Warrant Shares to be issued upon exercise of this Warrant is subject to the terms and conditions contained in Sections 1 and 6 of this Warrant.

Dated:_______________                       Signature:____________________

                                            Address:______________________

                                                    ______________________

                                   ASSIGNMENT

            FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of Discovery Laboratories, Inc. (the "Company"). As a condition to this assignment, the Holder acknowledges that its assignee must deliver a written instrument to the Company that the representations and warranties of Section 6 of the Warrant are true and correct as of the date hereof as if they had been made by such assignee on such date with respect to the Warrants.

Dated:_______________                       Signature:____________________

                                            Address:______________________

                                                    ______________________

                               PARTIAL ASSIGNMENT

            FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Common Stock, par value $.001 per share, of Discovery Laboratories, Inc. (the "Company"), as set forth in the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of the Company. As a condition to this assignment, the Holder acknowledges that its assignee must deliver a written instrument to the Company that the representations and warranties of Section 6 of the Warrant are true and correct as of the date hereof as if they had been made by such assignee on such date with respect to the Warrants.

Dated:_______________                       Signature:____________________

                                            Address:______________________

                                                    ______________________